EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jonah Meer, Chief Executive Officer, Chief Financial Officer and Secretary of Qrons Inc. (the "Company"), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350) that, to his knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the "Report"):

          (1)  fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 2, 2018	By:	/s/ Jonah Meer
Jonah Meer
Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)